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                            HEALTHWORLD CORPORATION
                       SUPPLEMENTAL PRO FORMA NET INCOME
                          PER COMMON SHARE COMPUTATION

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                                                                                 FOR THE YEAR            FOR THE NINE
                                                                                    ENDED                MONTHS ENDED
                                                                              DECEMBER 31, 1996       SEPTEMBER 30, 1997
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Calculation of Supplemental Shares Outstanding:
  Debt repaid by offering proceeds........................................        $  462,000            $  456,000
  Proceeds per share......................................................              8.75                  8.75
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  Additional shares assumed outstanding...................................            52,800                52,114
  Weighted average common shares outstanding..............................         5,000,000             5,000,000
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  Supplemental weighted average common shares outstanding.................         5,052,800             5,052,114
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Supplemental Net Income Per Share:
  Pro forma net income....................................................        $1,828,000            $1,612,000
  Pro forma impact of use of proceeds on interest expense,
     net of tax...........................................................            11,592                 8,618
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  Supplemental net income.................................................         1,839,592             1,620,618
  Supplemental weighted average common shares outstanding.................         5,052,800             5,052,114
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Supplemental pro forma net income per common share......................          $      .36            $      .32
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